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                                                                 EXHIBIT 10.5


                          LOAN AND SECURITY AGREEMENT

Agreement No. ________

                         Dated as of January 30, 1998

                                    between

                           MMC/GATX PARTNERSHIP NO. I
                            Four Embarcadero Center
                                   Suite 2200
                            San Francisco, CA 94111

                                   as Lender

                                      and

                                VIROLOGIC, INC.
                             a Delaware corporation
                              270 E. Grand Avenue
                         South San Francisco, CA 94080

                                  as Borrower

                           CREDIT AMOUNT: $3,000,000

Repayment Period:                       48 months
Treasury Note Maturity:                 48 months
Minimum Funding Amount:                 $100,000
Loan Margin:                            450 basis points
Maximum Number of Fundings:             Ten (10)

                 Commitment Termination Date: December 31, 1998



     The defined terms and information set forth on this cover page are a part of the Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and between MMC/GATX PARTNERSHIP NO. I ("Lender") and the borrower ("Borrower") set forth above. The terms and conditions of this Agreement agreed to between Lender and Borrower are as follows:


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     1.01. Certain Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, the following terms, when used in this Agreement or any other Operative Document, shall have the following respective meanings:

     "Borrower's Home State" shall mean the state in which Borrower's principal place of business is located.

     "Business Day" shall mean any day other than a Saturday, Sunday or public holiday under the laws of California, or other day on which banking institutions are authorized or obligated to close in California.

     "Claim" has the meaning given to that term in Section 10.03.

     "Collateral" has the meaning given to that term in Section 5.01(a).

     "Commitment Fee" shall mean the fee previously paid by Borrower to Lender upon the execution and delivery by Lender and Borrower of the "term sheet" setting out certain principal terms and conditions of the transaction contemplated by this Agreement.

     "Commitment Termination Date" shall mean the date specified on the cover page of this Agreement.

     "Credit Amount" shall mean the maximum amount that Lender is committed to lend (if the conditions specified in Schedule 3 are satisfied), which amount is set forth following such term on the cover page of this Agreement.

     "Default" shall mean any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

     "Default Rate" shall mean the per annum rate of interest equal to the higher of (i) 18% or (ii) the Prime Rate plus 6%, but such rate shall in no event be more than the highest rate permitted by applicable law.

     "Eligible Equipment" shall mean scientific laboratory, test equipment and automated processing equipment, reasonably acceptable to Lender.

     "Environmental Law" shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree (in each case having the force of law) regulating or imposing liability or standards of conduct concerning any Hazardous Material, as now or at any time hereafter in effect.

     "Equipment" has the meaning given to that term in Section 5.01(a).

     "Event of Default" has the meaning given to that term in Section 9.01.

     "Event of Loss" has the meaning given to that term in Section 6.01(e).

     "Final Payment" shall mean, with respect to each Loan, a payment (in addition to the regular monthly payment of principal and accrued interest on the Note) due on the Maturity Date for such Loan in an amount equal to the Loan Amount for such Loan multiplied times ten percent (10.0%).

     "Funding Date" shall mean any date on which a Loan is made to or on account of Borrower under this Agreement.

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     "Hazardous Material" means any hazardous, dangerous or toxic constituent material, pollutant, waste or other substance, whether solid, liquid or gaseous, which is regulated by any federal, state or local governmental authority.

     "Intellectual Property" shall mean Borrower's interest in any patent applications, trademarks, copyrights, computer programs, design rights, license rights, trade secret rights, rights to unpatented inventions, know-how, operating manuals, claims for damages by way of any past, present and future infringement of any of the foregoing, and all proceeds thereof.

     "Interim Payment" shall mean, with respect to each Loan, an amount equal to the initial Loan Amount multiplied by the percentage equal to the product of
(i) the quotient derived from dividing the initial Loan Factor with respect to such Loan by 30, and (ii) the number of days from (and including) the Funding Date of such Loan to (but not including) the first Payment Date with respect to such loan.

     "Landlord Consent" shall mean a consent in the form of Exhibit B or such other form as Lender may agree to accept.

     "Lien" shall mean any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreements, charge, claim, encumbrance or other lien in favor of any Person.

     "Loan" shall mean each advance by Lender to Borrower under this Agreement.

     "Loan Amount" shall mean, as of any date, with respect to each Loan, the original principal amount of such Loan less the aggregate of all Stated Costs of Equipment with respect to which prepayments of such Loan have been made.

     "Loan Factor" shall mean, with respect to each Loan, the amount set forth as a percentage with respect to such Loan in the applicable Loan Terms Schedule, calculated using the Loan Rate applicable to such Loan.

     "Loan Margin" shall mean the number of basis points set forth following such term on the cover page of this Agreement.

     "Loan Rate" shall mean, with respect to each Loan, the per annum rate of interest (based on a year of twelve (12) 30-day months) equal to the sum of (a) the U.S. Treasury note rate of a term equal to the Treasury Note Maturity as quoted in the Wall Street Journal on the date the Loan Terms Schedule for such Loan is prepared, plus (b) the applicable Loan Margin.

     "Loan Terms Schedule" shall mean, with respect to each Loan, a schedule in the form of Schedule 1 hereto, duly completed to set forth the terms applicable to such Loan.

     "Loan Value" shall mean, with respect to each Loan, the percentage set forth in the Loan Terms Schedule applicable to such Loan, determined as of the Payment Date on which payment of an amount is to be made, or if such date is not a Payment Date, as of the next Payment Date following such date.

     "Make-Whole Premium" means an amount equal to the greater of (i) zero and
(ii) the excess of (x) the sum of the present values, at the date of prepayment of (1) the amount of all accrued and unpaid Scheduled Payments with respect to the Loans or portion of such Scheduled Payments, which will not be required to be made as a result of such prepayment, and (2) the Final Payment with respect to the Loans (each such payment an "Amount Payable") (each such Amount Payable discounted separately at the Treasury Rate, determined on the date three (3) Business Days before the date of prepayment, compounded monthly, from the date such Amount Payable would be due), over (y) the aggregate principal amount of the Loans to be prepaid. The "Treasury Rate" shall be the yield (as quoted in the Western edition of The Wall Street Journal on the date which is three (3) Business Days prior to the date


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of prepayment) on U.S. Treasury securities adjusted to a constant maturity equal to the then remaining number of full months to maturity of the Loans.

     "Maturity Date" shall mean, with respect to each Loan, the last Business Day of the Repayment Period applicable to such Loan.

     "Maximum Number of Fundings" shall mean the maximum number of fundings under this Agreement specified on the cover page of this Agreement.

     "Minimum Funding Amount" shall mean the dollar amount specified on the cover page of this Agreement.

     "New Equipment" shall have the meaning given to that term in the applicable Loan Terms Schedule if such term is used in connection with this Agreement.

     "Note" shall mean the promissory note of Borrower, substantially in the form of Exhibit A.

     "Obligations" has the meaning given to that term in Section 5.01.

     "Officer's Certificate" has the meaning given to that term in Schedule 3.

     "Operative Documents" shall mean this Agreement, the Note, the Warrant, the Landlord Waiver and Consent(s) and all other documents, instruments and agreements (including Loan Terms Schedules) executed and delivered in connection herewith or therewith or in respect of the closing of the transactions contemplated hereby or thereby.

     "Payment Date" has the meaning given to that term in Section 2.04(a).

     "Permitted Liens" shall mean (a) the Lien created by this Agreement,
(b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of Equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower), (c) Liens identified on Schedule 2,
(d) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower, and (e) minor easements, licenses, reservations, covenants, conditions, waivers, on real property, restrictions on the use of real property, or minor irregularities of title to real property, which, in each case, do not in the aggregate materially impair the use thereof in the operation of the business of Borrower.

     "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

     "Prime Rate" shall mean the interest rate per annum publicly announced from time to time by Bank of America NT & SA (or its successor) as its reference rate, but such rate shall in no event be more than the highest interest rate permitted by applicable law.

     "Repayment Period" shall mean the period beginning on the first Payment Date and continuing for the number of calendar months or quarters set forth following such term on the cover page of this Agreement.

     "Scheduled Payments" has the meaning given to that term in Section 2.04(a).

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     "Stated Cost" shall mean, with respect to each item of Equipment, the dollar amount assigned thereto, as set forth on Annex A to the applicable Loan Terms Schedule, by Borrower and Lender at the time of the making of the Loan for which such item of Equipment serves as collateral.

     "Subsidiary" shall mean any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

     "Term" shall mean the period from and after the date hereof until the payment or satisfaction in full of all Obligations under this Agreement and the other Operative Documents.

     "Treasury Note Maturity" shall mean the period of months set forth following such term on the cover page of this Agreement.

     "Warrant" shall mean a warrant to purchase securities of Borrower substantially in the form of Exhibit C.

     1.02. Headings. Headings in this Agreement and each of the other Operative Documents are for convenience of reference only and are not part of the substance hereof or thereof.

     1.03. Plural Terms. All terms defined in this Agreement or any other Operative Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

     1.04. Construction. This Agreement is the result of negotiations among, and has been reviewed by, Borrower and Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

     1.05. Entire Agreement. This Agreement, together with the terms set forth in each Loan Terms Schedule and each of the other Operative Documents, taken together, constitute and, contain the entire agreement of Borrower and Lender and, with regard to their respective subject matters, supersede any and all prior agreements, term sheets, negotiations, correspondence, understandings and communications among the parties, whether written or oral, with respect to their respective subject matters.

     1.06. Other Interpretive Provisions. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Operative Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Operative Document shall refer to this Agreement or such other Operative Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Operative Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Operative Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Operative Document, all accounting terms used in this Agreement or any other Operative Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with generally accepted accounting principles as in effect in the United States of America from time to time. The terms and conditions set forth in each Loan Terms Schedule are incorporated herein by this reference.

     2.01. Credit Facility. On the terms and subject to the conditions hereof and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lender agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, the Loans; provided,

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however, that the aggregate original principal amount of the Loans shall not exceed the Credit Amount at any time; provided, further, that the aggregate original principal amount of any Loan shall not exceed the aggregate original cost of the items of Equipment being financed with such Loan; provided, further, that the aggregate principal amount of the Loans relating to the financing of transferable software licenses, freight, installation, software, leasehold improvements and intangible items shall not exceed forty percent (40%) of the Credit Amount. If repaid or prepaid, the principal of the Loans may not be re-borrowed.

     2.02. Use of Proceeds; the Loans and the Note.

           (a) Use of Proceeds. The proceeds of the Loans shall be used solely for the purchase of, or reimbursement to Borrower of the Stated Cost of, Equipment.

           (b) The Loans and the Note. The obligation of Borrower to repay the aggregate unpaid principal amount of and interest on and to make the Final Payments on the Loans, or to pay the Loan Value of the Loan Amount applicable to each Loan, shall be evidenced by the Note. Lender may, and is hereby authorized by Borrower to, endorse on a grid annexed to the Note appropriate notations regarding the Loans evidenced by the Note; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the obligations of Borrower hereunder or under the Note.

     2.03 Procedure for Making Loans.

          (a) Loan Terms Schedule. Whenever Borrower desires that Lender make a Loan, Borrower shall deliver to Lender a list of the Equipment proposed to be financed by such Loan and request that Lender prepare a Loan Terms Schedule for such Loan. Lender's obligation to make the initial Loan shall be subject to the satisfaction of the conditions set forth in Sections 8.01 and 8.02. Lender's obligation to make each subsequent Loan shall be subject to the satisfaction of the conditions set forth in Section 8.02.

          (b) Loan Interest Rate. Borrower shall pay interest on the unpaid principal amount of each Loan from the first Payment Date for such Loan until such Loan is paid in full, at a per annum rate of interest equal to the Loan Rate determined by Lender as of the Funding Date for such Loan in accordance with the definition of Loan Rate. The Loan Rate applicable to each Loan shall not be subject to change in the absence of manifest error. All computations of interest on Loans shall be based on a year of twelve (12) 30-day months. If Borrower pays interest on any Loan which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the applicable Loan.

          (c) Loan Factor and Loan Value Calculation. Each Loan Terms Schedule shall establish the Loan Factor and Loan Values with respect to such Loan. The Loan Factor shall be calculated in a manner to fully amortize the Loan over the Repayment Period applicable to such Loan in equal periodic installments. The Loan Factor and Loan Values applicable to each Loan shall be conclusive in the absence of manifest error.

          (d) Disbursement. Subject to the receipt by Lender of a Loan Terms Schedule duly executed by Borrower and the satisfaction of the conditions set forth in Sections 8.01 and 8.02 with respect to the initial Loan and the satisfaction of the conditions set forth in Section 8.02 with respect to each subsequent Loan. Lender shall disburse such Loan by wire transfer to Borrower unless otherwise directed in writing by Borrower.

          (e) Termination of Commitment to Lend. Notwithstanding anything to the contrary in the Operative Documents, Lender's obligation to lend the undisbursed portion of the Credit Amount to Borrower hereunder shall terminate on the earlier of (i) the occurrence of any Event of Default hereunder, and
(ii) the Commitment Termination Date.

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     2.04. Other Payment Terms.

          (a) Principal and Interest Payments On Payment Dates. Borrower shall make payments of principal and accrued interest for each Loan (collectively, "Scheduled Payments"), commencing on the date set forth on the Loan Terms Schedule applicable to such Loan and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Loan as of such Payment Date. The Loans may not be prepaid except in the circumstances set forth in Section 6.01(e).

          (b) Interim Payment. Unless the Funding Date for a Loan is the last Business Day of a month or a Payment Date, Borrower shall pay to Lender the Interim Payment payable with respect to such Loan on the date specified in the Loan Terms Schedule applicable to such Loan.

          (c) Final Payment. Unless a Loan is prepaid in full, on the Maturity Date with respect to such Loan, Borrower shall pay, in addition to any remaining unpaid principal and accrued interest and all other amounts previously due with respect to such Loan, an amount equal to the Final Payment with respect to such Loan.

          (d) Commitment Fee. The Commitment Fee is the fee equal to $10,000 previously paid to Lender by Borrower in consideration of Lender's written proposal to Borrower dated October 8, 1997, which fee is to be applied as set forth in the Loan Terms Schedule for each Loan.

          (e) Place and Manner. Borrower shall make all payments due to Lender in lawful money of the United States at the address for payments and in the manner specified in Section 10.05(b).

          (f) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

          (g) Default Rate. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Operative Documents (including principal or interest payable on any Loan, any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the aggregate, outstanding principal balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Defaults are cured, as applicable, at a per annum rate equal to the Default Rate, such rate to change from time to time as the Prime Rate shall change. All computations of such interest shall be based on a year of twelve
(12) 30-day months.

     3.01. Representations and Warranties. Except as set forth on Annex C to Schedule No. 1 hereto, Borrower makes the following representations and warranties to Lender as of the date hereof and again on each Funding Date:

          (a) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in the state(s) in which the Equipment will be located.

          (b) Authority. Borrower has all necessary corporate power, authority and legal right and has obtained all approvals and consents and has given all notices necessary to execute and deliver this Agreement and the other Operative Documents and to perform the terms hereof and thereof. Borrower has all requisite corporate power and authority to own or lease and operate its properties and to carry on its businesses as now conducted.

          (c) Conflict with Other Instruments, etc. Neither the execution and delivery of any Operative Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of


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any of the terms, conditions or provisions of the charter or the bylaws of
Borrower or, to its knowledge, any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

          (d) Title to Properties. Borrower has good and marketable title to all Equipment which constitutes or will constitute Collateral, free and clear of all Liens, other than Permitted Liens.

          (e) Authorization, Governmental Approvals, etc. The execution and delivery by Borrower of each Operative Document, the granting of the security interest in the Collateral, the issuance of the Warrant, the issuance of the securities into which the Warrant is exercisable, the issuance of any securities into which the securities issuable upon exercise of the Warrant are convertible, and the performance of the obligations herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (i) the valid execution and delivery of any Operative Document to which Borrower is a party, (ii) the performance of Borrower's obligations under any Operative Document, or (iii) the granting of the security interest in the Collateral, except for filings in connection with the issuance of the Warrant. The Operative Documents have been or will be duly executed and delivered and constitute or will constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

          (f) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or the business or any property or asset owned by it, before any court or governmental department, agency or instrumentality which if adversely determined might have a material adverse effect on the financial condition, business or operations of Borrower.

          (g) Disclosure. Neither any Operative Document nor any other agreement, document or certificate furnished by Borrower to Lender, including, without limitation, historical financial statements, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to Borrower which materially adversely affects, or which could in the future materially adversely affect, its ability to perform its obligations under the Operative Documents to which it is a party.

          (h) Security Interest. Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Lender pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests (except to the extent any other Permitted Lien (other than Permitted Liens identified in clause (e) of the definition thereof) existing on the date of this Agreement may create any priority to Lender's Lien under this Agreement) and (ii) are and will continue to be superior and prior to the rights of all other creditors of Borrower (except to the extent of such Permitted Liens).

          (i) Executive Officers. The principal place of business and chief executive office of Borrower, and the office where Borrower will keep all records and files regarding the Collateral, is set forth in Section 10.05(a).

     4.01. Furnishing Reports. Borrower shall furnish to Lender:

          (a) Financial Statements. So long as Borrower is not subject to the reporting requirements of Sections 12 or 15 of the Securities and Exchange Act, as amended, promptly as they are available, unaudited monthly and audited annual financial statements of Borrower. From and after such time as

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Borrower becomes a publicly reporting company, promptly as they are available and in any event: (i) within 10 days from the time of filing of Borrower's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (ii) within 10 days from the time of filing of Borrower's
Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q.

          (b) Notice of Event of Loss. As soon as possible, and in any event within fifteen (15) days thereafter, notice in writing in reasonable detail of any Event of Loss.

          (c) Notice of Defaults. As soon as possible, and in any event within five (5) Business Days after the discovery of a Default of Event of Default provide Lender with an Officer's Certificate of Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

          (d) Miscellaneous. Such other information as Lender may reasonably request from time to time in connection with a Funding Date or otherwise.

     5.01. Grant of Security Interest.

          (a) Grant. Borrower, in order to secure the payment of the principal, interest and Final Payment due with respect to the Loans made pursuant to this Agreement, all other sums due under and in respect hereof and of the other Operative Documents, including fees, charges, expenses and attorneys' fees and costs and the performance and observance by Borrower of all other terms, conditions, covenants and agreements herein and in the other Operative Documents (all such amounts and obligations being herein sometimes called the "Obligations"), does hereby grant to Lender and its successors and assigns, a security interest in and to the following property (collectively, the "Collateral"):

          All right, title, interest, claims and demands of Borrower in and to each and every item of equipment, fixtures, personal property, certificates of deposit or treasury notes, which is financed with a Loan on and after the date of this Agreement by designating such equipment, fixtures, personal property, certificates of deposit or treasury notes on Annex A to each Loan Terms Schedule, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, accessions, replacement parts and accumulations to any and all of such equipment, fixtures or personal property (collectively, the "Equipment"), together with all proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof.

The security interest herein granted shall constitute a first priority security interest upon the proper filing of one or more financing statements identifying the Collateral with the proper state and/or local authorities.

          (b) After-Acquired Property. All Equipment which is financed through Loans shall ipso facto, and without any further conveyance, assignment or act on the part of Borrower or Lender, become and be subject to the security interest herein granted as fully and completely as though specifically described herein. The definition of the term "Equipment" shall be deemed amended on each Funding Date to incorporate all property financed with, or which will constitute Collateral for, the Loan advanced on such Funding Date. Any failure to formally amend such definition shall not affect the grant by Borrower to Lender of the security interest in such Collateral pursuant to this
Article V. This Agreement and the other documents in connection herewith may be supplemented and amended from time to time, as required by Lender, to reflect the additional Collateral subject to the security interest granted pursuant to this Article V.


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     5.02. Duration of Security Interest. Lender's security interest in the
Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate; provided, however, that if any item of Collateral is subject to an Event of Loss, then following the prepayment of the Loan with respect to such item pursuant to
Section 6.01(e), Lender shall release its security interest in such item of Collateral. Lender shall execute such further documents and take such further actions as may be necessary to effect the release and/or termination contemplated by this Section 5.02, including duly executing and delivering termination statements for filing in all relevant jurisdictions.

     5.03. Possession of Collateral. So long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lender for perfection of its security interest therein) and to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

     5.04. Markings on the Collateral. If requested at any time by Lender, Borrower shall place in a conspicuous location on each item of Collateral a notice (to be supplied by Lender) which reads as follows:

                          "MMC/GATX Partnership No. 1
                                  Lienholder"

Such notice shall not be removed (or if removed or damaged such notice shall be replaced) until the security interest in favor of Lender in such item of Collateral is terminated pursuant to this Agreement.

     6.01. Affirmative Covenants.

           (a) Payment of Taxes, etc. Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of its properties; provided that there shall be no requirement to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by appropriate proceedings or which presents no risk of seizure, forfeiture, levy or other event which could jeopardize any Collateral or (ii) for which payment in full is bonded or reserved in Borrower's financial statements.

           (b) Inspection Rights. Upon 5 Business Days' notice, Borrower shall permit Lender or any of its agents or representatives to inspect the Equipment, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors relating in each case to Lender's capacity as lender and secured party hereunder and with respect to the Collateral. Lender shall not conduct such inspections more than three times per year.

           (c) Use; Maintenance.

               (i) Borrower shall, at its expense, make all necessary site preparations and cause the Collateral to be operated in accordance with any applicable manufacturer's manuals or instructions. So long as no Default or Event of Default has occurred and is continuing, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Lender.

               (ii) Borrower shall, at its expense, maintain the Collateral in good condition, reasonable wear and tear excepted, and comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral, regardless of the cause. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be paid for and discharged by

Borrower with the result that no Lien will attach to the Collateral. All parts or accessories attached to or made part of the Collateral shall be new, fabricated or rebuilt and in any case shall be consistent with the applicable specifications, if any, prescribed by the manufacturer of the affected Collateral.

     (d) Insurance. Unless such provisions are amended pursuant to the terms of any Loan Terms Schedule:

          (i) Borrower shall obtain and maintain for the Term, at its own expense, (x) "all risk" insurance against loss or damage to the Collateral and
(y) commercial general liability insurance (including contractual lability, products liability and completed operations coverages) reasonably satisfactory to Lender; provided that product liability insurance shall not be required until Borrower conducts prospective human clinical trials of any of its products or provides clinical laboratory services for a third party. The amount of the "all risk" insurance shall be the greater of (x) the replacement value of the Collateral (as new) or (y) the Loan Value of the Loan Amount applicable to each Loan.

          (ii) The deductible with respect to "all-risk" insurance required by clause (x) above and product liability insurance required by clause (y) above shall not exceed $25,000; otherwise there shall be no deductible with respect to any insurance required to be maintained hereunder. The amount of commercial general liability insurance (other than products liability coverage and completed operations insurance) required by clause (y) above shall be at least $5,000,000 per occurrence. The amount of the products liability and complete operations insurance required by clause (y) above shall be at least $5,000,000 per occurrence. Each "all risk" policy shall: (x) name Lender as sole loss payee with respect to the Equipment, (y) provide for each insurer's waiver of its right of subrogation against Lender, and (z) provide that such insurance
(A) shall not be invalidated by any action of, or breach of warranty by, Borrower of a provision of any of its insurance policies, and (B) shall waive set-off, counterclaim or offset against Lender. Each liability policy shall (w) name Lender as an additional insured an (x) provide that such insurance shall have cross-liability and severability of interest endorsements (which shall not increase the aggregate policy limits of Borrower's insurance). All insurance policies shall (y) provide that Borrower's insurance shall be primary without a right of contribution of Lender's insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (z) shall contain a clause requiring the insurer to give Lender at least 30 days' prior written notice of its cancellation (other than cancellation for non-payment for which 10 days' notice shall be sufficient). Borrower shall on or prior to the first Funding Date and prior to each policy renewal, furnish to Lender certificates of insurance or other evidence satisfactory to Lender that such insurance coverage is in effect. Upon the expiration or termination of the Term, Lender shall cease to be the sole payee with respect to the Equipment and shall cease to be named as an additional insured on each insurance policy relating to the Collateral.

     (e) Loss: Damage; Destruction and Seizure.

          (i) Borrower shall bear the risk of the Collateral being lost, stolen, destroyed, damaged or seized by a governmental authority for any reason whatsoever at any time until the expiration or termination of the Term.

          (ii) Except as set forth in Section 6.01(e)(iii), if during the Term any item of Equipment is lost, stolen, destroyed, damaged or seized by a governmental authority for a period equal to at least the remainder of the Term (an "Event of Loss"), then Lender shall receive from the proceeds of insurance maintained pursuant to Section 6.01(d), from any award paid by the seizing governmental authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss, an amount equal to the sum of: (x) all accrued and unpaid Scheduled Payments with respect to such Loan due prior to the next such Payment Date, (y) a prepayment in an amount equal to the Loan Value, with respect to such Loan, multiplied by the Stated Cost of each affected item of Collateral and (z) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan, including interest at the Default Rate with respect to any past due amounts. On the date of receipt by Lender of the amount specified hereinabove with respect to each such item of Collateral subject to an Event of Loss, the provisions of this Agreement shall terminate as to such Collateral. Any proceeds of insurance maintained by Borrower pursuant to Section 6.10(d) and received by Borrower shall be paid to Lender promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section 6.01(e), Lender shall promptly remit to Borrower the amount in excess of the amount owed to Lender.

          (iii) So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to Section 6.01(d) received by Lender or Borrower with respect to an item of Collateral the repair of which is practicable shall, at the election of Borrower, be applied either to the repair or replacement of such Collateral or, upon Lender's receipt of evidence of the repair or replacement of the Collateral reasonably satisfactory to Lender, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Collateral pursuant to this Section 6.01(e)(iii) shall immediately become part of the Collateral upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Lender to protect and preserve Lender's first priority security interest and otherwise to avoid any impairment of Lender's rights under the Operative Documents, in connection with such repair or replacement.

     7.01. Negative Covenants. So long as the Loans or the Note or other amounts hereunder remain outstanding, Borrower shall not:

          (a) Collateral Control. Subject to its rights under Article V, (i) terminate, waive or release any material right with respect to any Collateral or remove any item of Collateral from Borrower's facility located at the address set forth in Section 10.5(a) or such other address set forth in any Loan Terms Schedule, or (ii) affix or attach or permit to be affixed or attached to any item of Collateral any other item of property owned by Borrower or any other lender, lessor or financing party which is not readily identifiable or separable without any damage to such item of Collateral, without Lender's prior written consent, which consent shall not be unreasonably withheld.

          (b) Liens. Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens (other than Permitted Liens identified in clause (e) of the definition thereof); or create, incur, assume or suffer to exist a Lien upon any Intellectual Property to secure indebtedness to another lender or otherwise for borrowed money.

          (c) Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of all or any part of the Collateral to any Person, except for Equipment in which Lender shall have released its security interest pursuant to Section 5.02.

     8.01. Closing. At the time of execution and delivery of this Agreement, Borrower shall have duly executed and/or delivered to Lender the items set forth in Part I of Schedule 3.

     8.02. Other Conditions. The obligation of Lender to make each Loan shall be subject to the execution and/or delivery to Lender of each of the items set forth in Part I of Schedule 3 and the satisfaction of by Borrower of each condition set forth in Part II of Schedule 3.

     8.03. Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Lender each item required to be delivered to Lender as a condition to each Loan, if such Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.

     9.01. Events of Default. An "Event of Default" shall mean the occurrence of one or more of the following described events: (a) Borrower shall (i) default in the payment of principal of, or interest on, or fail to make the Final Payment on any Loan when the same is due, or (ii) default in the payment of any expense or other amount payable hereunder or thereunder for five (5) days after receipt of written notice from Lender that the same is due; or (b) any representation or warranty made herein or on a Funding

Date by Borrower in any Operative Document, or any certificate or financial statement furnished pursuant to the provisions of any Operative Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or (c) Borrower shall default in the performance of any covenant, agreement or obligation (other than a covenant, agreement or obligation referred to in Section 9.01(a) or Section 9.01(e)) contained in any Operative Document (other than the Warrant) and Borrower shall fail to cure within thirty (30) days after receipt of written notice from Lender any default in the performance of any such covenant, agreement or obligation contained therein; or (d) Borrower shall have breached the terms of the Warrant and the same has not been cured within five (5) days after notice thereof; or (e) Borrower fails to maintain the insurance coverage required under Section 6.01(d); or (f) any Operative Document shall in any material respect cease to be a legal, valid and binding obligation of Borrower enforceable in accordance with its terms; or (g) a proceeding shall have been instituted in a court of competent jurisdiction seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or (h) Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

     9.02. Consequences of Event of Default. (a) If an Event of Default specified under clauses (a) through (f) of Section 9.01 shall occur and be continuing, Lender may (i) declare the Loan Value of the Loan Amount of each Loan and all other liabilities of Borrower hereunder and under the other Operative Documents to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and (ii) terminate its commitment to make Loans hereunder and under the Note and terminate any commitment to advance money or extend credit to or for the benefit of Borrower pursuant to any other agreement or commitment extended by Lender to Borrower. (b) If an Event of Default specified under clause (g) or (h) of Section 9.01 shall occur, then immediately and without notice (i) the Loan Value of the Loan Amount of each Loan and all other liabilities of Borrower hereunder and under the other Operative Documents shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and
(ii) Lender's commitment hereunder to make the Loans and any other commitment of Lender to Borrower to advance money or extend credit pursuant to any other agreement or commitment shall be terminated.

     9.03. Rights Regarding Collateral. Borrower agrees that when any Event of Default has occurred and is continuing, Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limiting the foregoing, Lender may exercise any one or more or all, and in any order, of the remedies herein set forth, including the following:
(a) Lender, personally or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender or to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any of premises of Borrower, with or without notice, demand, process of law or legal procedure, to the extent permitted by applicable law, and search for, take possession of, remove, keep and store the same, or use and operate or lease the same until sold; (b) Lender may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, without instituting any legal proceedings whatsoever, having first given notice of such sale by registered or certified mail to Borrower once at least ten (10) days prior to the date of such sale, and having first given any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, at a private sale or at public auction, to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lender may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice referred to above. To the extent permitted by applicable law, any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further published notice, and Borrower, Lender or the holder or holders of the Note, or of any interest therein, may bid and become the purchaser at any such sale; (c) Lender may liquidate any Collateral pledged pursuant to Section 5.01(c) and apply the proceeds thereof to any outstanding obligations; and (d) Lender may proceed to protect and enforce this Agreement and the other Operative Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for any real property security or any part thereof, or for the recovery of judgment for the Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

     9.04. Waiver by Borrower. Upon the occurrence of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at anytime hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

     9.05. Effect of Sale. Any sale of Collateral, whether under any power of sale available to Lender or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through Borrower, its successors or assigns.

     9.06. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lender at the time of, or received by Lender after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows: (a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lender; (b) Second, to the payment to Lender of the amount then owing or unpaid on the Note for Scheduled Payments and the Loan Value of the Loan Amount with respect to each Loan, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Note, then first, to the unpaid interest thereon, second, to unpaid principal thereof and third, to the remaining balance of the Loan Value of the Loan Amount with respect to each Loan; such application to be made upon presentation of the Note, and the notation thereon of the payment, if partially paid, or the surrender and cancellation thereof, if fully paid; (c) Third, to the payment of other amounts then payable to Lender under any of the Operative Documents; and (d) Fourth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

     9.07. Reinstatement of Rights. If Lender shall have proceeded to enforce any right under this Agreement or any other Operative Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lender shall be restored to its former position and rights hereunder with respect to the property subject to the security interest created under this Agreement.

     10.01. Modifications, Amendments or Waivers. The provisions of any Operative Document may be modified, amended or waived only by a written instrument signed by the parties thereto.

     10.02. No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of Lender in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Lender are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only in the specified instance and to the extent specifically set forth in such writing.

     10.03. Expenses; Indemnification. Borrower agrees upon demand to pay or reimburse Lender for all liabilities, obligations and out-of-pocket expenses, including reasonable fees and expenses of counsel for Lender, from time to time arising in connection with the enforcement or collection of sums due under the Operative Documents. Borrower shall indemnify, reimburse and hold Lender, each of Lender's partners, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loans, including acquisition, use, ownership, operation, possession, control, storage, return or condition of any item of Equipment financed by a Loan or constituting Collateral (regardless of whether such item of Equipment is at the time in the possession of Borrower), the falsity of any representation or warranty of Borrower or Borrower's failure to comply with the terms of this Agreement or any other Operative Document during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of Equipment financed by a Loan or constituting Collateral, (ii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials from any item of Equipment financed by a Loan or constituting Collateral, including any Claims asserted or arising under any Environmental Law, or (iii) any Claim for negligence or strict or absolute liability in tort; provided, however, that Borrower shall not indemnify Lender for any liability incurred by Lender as a direct and sole result of Lender's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Lender's written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lender, each of its partners, and each of their respective, agents, employees, directors, officers, shareholders, successors and assigns against any indemnified Claim described in this Section 10.03. Borrower shall not settle or compromise any Claim against or involving Lender without first obtaining Lender's written consent thereto, which consent shall not be unreasonably withheld.

     10.04. Waivers. (a) Borrower shall give Lender written notice within one hundred eighty (180) days of obtaining knowledge of the occurrence of any claim or cause of action it believes it has, or may seek to assert to allege against Lender whether such claim is based in law or equity, arising under or related to this Agreement or any of the other Operative Documents or to the transactions contemplated hereby or thereby, or any act or omission to act by Lender with respect hereto or thereto, and that if it shall fail to give such notice to Lender with regard to any such claim or cause of action. Borrower shall be deemed to have waived, and shall be forever barred from bringing or asserting such claim or cause of action in any suit, action or proceeding in any court or before any governmental agency or authority or any arbitrator. (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

     10.05. Notices; Payments.

            (a) All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in writing (including telexed, telecopied or telegraphic communication) and mailed (by certified or registered mail), telexed, telegraphed, telecopied or delivered to the respective parties, as follows:

            Borrower: At the address set forth on the signature page of the applicable Loan Terms Schedule.

            Lender:   MMC/GATX PARTNERSHIP NO. 1
                      c/o GATX Capital Corporation
                      Four Embarcadero Center
                      Suite 2200
                      San Francisco, California 94111
                      Telephone No.: 415-955-3200
                      Telecopier No.: 415-955-3493
                      Attention: Contract Administration

with a copy of all financial information to:

                      MEIER MITCHELL & COMPANY
                      4 Orinda Way, Suite 200B
                      Orinda, California 94563

or in accordance with any subsequent written direction from either party to the other. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received; or in the case of delivery by messenger or overnight delivery service, when left at the appropriate address.

            (b) Unless Lender specifies otherwise in writing, all payments shall be made to:

                      GATX Capital Corporation

                      and mailed to:
                      NationsBank
                      P.O. Box 198592
                      Atlanta, Georgia 30384-8592
                      Reference: ViroLogic, Inc. and applicable invoice number

     10.06. Termination. This Agreement shall terminate on the latest Maturity Date; provided, however, that the termination of this Agreement shall not affect any of the rights and remedies of Lender hereunder, it being understood and agreed that all such rights and remedies shall continue in full force and effect until payment of all amounts owed to Lender under or in connection with the Operative Documents, whether on account of principal, interest, fees or otherwise.

     10.07. Severability. If any provision of any Operative Document is held invalid or unenforceable to any extent or in any application, the remainder of such Operative Document and all other Operative

Documents, or the application of such provision to different Persons or circumstances or in different jurisdictions, shall not be affected thereby.

     10.08. Survival. All representations, warranties, covenants and agreements of Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of the Operative Documents, the making of Loans hereunder, the granting of security and the issuance of the Note.

     10.09. Governing Law. This Agreement, the other Operative Documents and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the laws of the State of California. Any action to enforce this Agreement against Borrower may be brought in California or, with regard to Collateral, may also be brought wherever such Collateral is located.

     10.10. Successors and Assigns. This Agreement and the other Operative Documents shall be binding upon and inure to the benefit of Lender, all future holders of the Note, Borrower and their respective successors and permitted assigns. In the event of a proposed statutory merger of the Borrower into another corporation or a proposed sale or transfer by the Borrower of all or substantially all of its assets to a third party business entity, then, provided that (i) the Borrower is not in default under this Agreement or under any other agreement between Borrower and Lender, (ii) Lender or its assignee has been given sufficient advance written notice of the proposed merger, sale, or transfer together with the necessary background as to the legal status, financial and credit worthiness of the third party to the merger sale or transfer (collectively, a "Transferee") and the Lender or its assignee within ten days of receipt of such written notice has approved such financial and credit worthiness of the Transferee in accordance with its then existing credit criteria, Lender agrees that it will not unreasonably withhold its consent to any such transfer or assignment of this Agreement (and the transfer of the Equipment to such Transferee), provided, that (a) the said Transferee assumes all of the Borrower's obligations under this Agreement in form satisfactory to Lender or its assignee (and expressly releasing the Borrower), (b) the Lender is assured that its first perfected security interest in the Equipment will continue in full force and effect and the Transferee executes such UCC
Financing Statements as may be necessary to accomplish the same and (c) Lender is assured that the Equipment will be adequately covered by insurance during any move thereof, provided, further, that should Lender reasonably withhold consent, Borrower may prepay the Loans in whole at a prepayment price equal to the principal amount of the Loans plus interest accrued thereon through and including the date of such prepayment, plus a premium equal to a Make-Whole Premium. Lender may sell to any other financial entity (a "Participant") participation interests in Lender's rights under this Agreement and the other Operative Documents. Lender may disclose the Operative Documents and any other financial or other information relating to Borrower or any Subsidiary to any potential Participant, provided that such Participant agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

     10.11. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

     10.12. Further Assurances. Borrower will, at its own expense, from time to time do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances, and all financing and continuation statements and similar notices, reasonably necessary or proper for the perfection of the security interest being herein provided for in the Collateral, whether now owned or hereafter acquired.

     10.13. Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Lender (which appointment is coupled with an interest), the true and lawful attorney-in-fact of Borrower with full power of substitution, for it and in its name (a) to perform (but Lender shall not be obligated to and shall incur no liability to Borrower or any third party for failure to perform) any act which Borrower is obligated by this Agreement to perform, (b) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 5.01 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were Borrower itself, (c) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control, (d) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (e) in Lender's discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, and (f) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default. Borrower agrees to reimburse Lender upon demand for all reasonable costs and expenses, including attorneys' fees and expenses, which Lender may incur while acting as Borrower's attorney in fact hereunder, all of which costs and expenses are included within the Obligations.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                             VIROLOGIC, INC.



                                             By: /s/ MARTIN H. GOLDSTEIN
                                                 --------------------------
                                             Name: Martin H. Goldstein
                                                   ------------------------
                                             Title: Pres. & CEO
                                                   ------------------------

                                             MMC/GATX PARTNERSHIP NO. 1

                                             By:   Meier Mitchell & Company,
                                                   as General Partner



                                             By:
                                                 --------------------------
                                             Name:
                                                   ------------------------
                                             Title:
                                                    -----------------------
compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 5.01 with full power to settle, adjust or compromise any claim thereunder as fully as if Lender were Borrower itself, (c) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lender's possession or under Lender's control, (d) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (e) in Lender's discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lender in and to the Collateral, and (f) to otherwise act with respect thereto as though Lender were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default. Borrower agrees to reimburse Lender upon demand for all reasonable costs and expenses, including attorneys' fees and expenses, which Lender may incur while acting as Borrower's attorney in fact hereunder, all of which costs and expenses are included within the Obligations.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                             VIROLOGIC, INC.



                                             By:
                                                 --------------------------
                                             Name:
                                                   ------------------------
                                             Title:
                                                   ------------------------

                                             MMC/GATX PARTNERSHIP NO. 1

                                             By:   Meier Mitchell & Company,
                                                   as General Partner



                                             By: /s/ JAMES V. MITCHELL
                                                 --------------------------
                                             Name: James V. Mitchell
                                                   ------------------------
                                             Title: Secretary
                                                    -----------------------

SCHEDULES
     1  Loan Terms Schedule
     2  Existing Liens
     3  Conditions Precedent

EXHIBITS
     A  Secured Promissory Note
     ????
     C  Warrant
     D  Form of Opinion of Counsel

                                   SCHEDULE 1

                          LOAN TERMS SCHEDULE NO. ___

This Loan Terms Schedule No. __ (this "Schedule"), dated as of __________, 199_ is part of the Loan and Security Agreement, dated as of January 30, 1998 (the "Loan Agreement"), between MMC/GATX PARTNERSHIP NO. 1 ("Lender") and VIROLOGIC, INC. ("Borrower") and is incorporated therein by reference. The terms used in this Schedule shall have the meanings given to them in the Loan Agreement unless otherwise defined herein.

1.   The following terms are applicable to the Loan described by this Schedule:

     Loan Funding Date: ____________, 199_

     Initial Loan Amount: $_________

     Loan Factor: _____%

     Original Scheduled Payment Amount(1): $_________

     Date of First Scheduled Payment: ____________, 199_

     The schedule of Loan Values is attached to this Loan Terms Schedule as Annex B.

2. Borrower shall pay to Lender an Interim Payment in the amount of $_______. The Interim Payment is due and payable on ____________, 199_.

3. The Commitment Fee shall be applied first to Lender's expenses, including the fees and expenses of Lender's counsel in connection with the preparation and negotiation of the Agreement and the other Operative Documents, such fees to be capped at $5,000. The balance, if any, of the Commitment Fee shall be applied on a pro rata basis (using the ratio of each Loan Amount to the total Credit Amount) toward the first payment due from Borrower on each Loan hereunder on the respective Funding Dates. If, on or prior to the Commitment Termination Date, Borrower shall not have borrowed under this Agreement Loans aggregating in an original principal amount equal to the Credit Amount, then Lender shall retain any portion of the Commitment Fee not applied as set forth in this Section 3.

4. Borrower certifies that the proceeds of the Loan requested hereby will be used for the purposes described in Section 2.02(a) of the Loan Agreement and that the Equipment being financed with or which serves as Collateral for such Loan is listed on Annex A hereto, which Annex A shall automatically be deemed to be included in and amend the definition of "Collateral" under the Loan Agreement as if such Annex A were set forth in full therein. Borrower hereby confirms that it has granted and does further grant to Lender a security interest in such Collateral including the Equipment specifically described on Annex A hereto.

5.   The proceeds of the Loan should be wire transferred to Borrower as follows:

     Bank Name: Bank of America
     Bank Address: 444 Castro Street, Box 580, Mountain View, CA 94042 Account No.: 0144-8-08321
     Routing No. (if any): 121000358
     For Account of: ViroLogic, Inc.
     Attention: Lucille Young

_______________
(1) The amount of each Scheduled Payment will change if the Loan Amount changes.

6. Borrower certifies that (a) the foregoing information is true and correct and authorizes Lender to endorse on the grid attached to the Note, the Loan Rate applicable to the Loan contemplated in this Loan Terms Schedule and the principal amount set forth as the "Initial Loan Amount" in paragraph 1 above;
(b) except as set forth in the Schedule of Exceptions attached hereto as Annex C, the representations and warranties made by Borrower in Article III of the Loan Agreement and in the other Operative Documents are true and correct on the date hereof; (c) Borrower is in compliance with the covenants and the requirements contained in Articles IV, VI and VII of the Loan Agreement; and
(d) all conditions contained in Article VIII of the Loan Agreement to the making of the Loan described in this Loan Terms Schedule have been satisfied.

7. All payments with respect to the Loan described on this Schedule shall be made to Lender c/o GATX Capital Corporation, as Agent, Box 71316, Chicago, Illinois 60694 unless otherwise indicated in a writing signed by Lender.

This Loan Terms Schedule is hereby duly executed by the parties hereto as of the date first written above.

MMC/GATX PARTNERSHIP NO. 1
By Meier Mitchell & Company, as General Partner



By
   --------------------------------------------
Name
     ------------------------------------------
Title
      -----------------------------------------

VIROLOGIC, INC.




By
   --------------------------------------------
Name
     ------------------------------------------
Title
      -----------------------------------------

Borrower's address for notices:
270 E. Grand Avenue
South San Francisco, CA  94080

Attention: Martin H. Goldstein

                                    ANNEX A
                                       TO
                              LOAN TERMS SCHEDULE

     The Equipment being financed with or which serves as collateral for the Loan described on the Loan Terms Schedule to which this Annex A is attached is listed below.

                              Equipment Collateral

                                    ANNEX B
                                       TO
                              LOAN TERMS SCHEDULE

                                  Loan Values

     Payment No.        Payment Date        Loan Value*

     1
     2
     3
     4
     . . .
     [47]
     [48]

________________

* Each Loan Value percentage assumes payment of all Scheduled Payments due on or before the indicated Payment Date.

                                    ANNEX C
                                       TO
                              LOAN TERMS SCHEDULE

                             Schedule of Exceptions

                                   Schedule 2

                                 Existing Liens

     File Number              Type of Filing           Filing Date              Secured Party
     -----------              --------------           -----------              -------------
1.   9631860550               Original                 November 8, 1996         Lease Management Services, Inc.
                                                                                2500 Sand Hill Rd, Ste 101
                                                                                Menlo Park, CA 94025

     96327C0402               Amendment                November 22, 1996

     97014C0073               Amendment                January 13, 1997

     97174C0134               Amendment                June 19, 1997

     97289C0110               Amendment                October 14, 1997

2.   9631860578               Original                 November 8, 1996         Taylor Made Office Systems, Inc.
                                                                                1550 Parkside Drive
                                                                                Walnut Creek, CA 94596

3.   9631860592               Original                 November 8, 1996         Taylor Made Office Systems, Inc.
                                                                                1550 Parkside Drive
                                                                                Walnut Creek, CA 94596

                                  SCHEDULE 3

                             CONDITIONS PRECEDENT

PART I:

     At the time of execution and delivery of this Agreement, there shall also have been duly executed and delivered to Lender:

     (a) The Note;

     (b) The Warrant;

     (d) A favorable opinion of counsel for Borrower, dated as of the closing date, in the form attached hereto as Exhibit D;

     (e) Copies, certified by the Secretary, Assistant Secretary or Chief Financial Officer of Borrower as of the closing date, of Borrower's charter documents and bylaws and of all documents evidencing corporate action taken by Borrower authorizing the execution, delivery and performance of the Operative Documents to which Borrower is a party, in form and substance satisfactory to Lender and its counsel;

     (f) Good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date;

     (g) Evidence of the insurance coverage required by Section 6.01(d) of this Agreement;

     (h) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrant, the Note and the other Operative Documents;

     (i) An Officer's Certificate in a form reasonably acceptable to Lender (the "Officer's Certificate"); and

     (j) All other documents as Lender shall have reasonably requested.

PART II

     On or prior to the Funding Date of each Loan, each of the items set forth in Part 1 of this Schedule 3 shall have been delivered to Lender and the following conditions shall have been satisfied or waived by Lender:

     (a) Borrower shall have provided to Lender, with respect to the Equipment which is intended to be financed with the proceeds of the Loan to be made on such Funding Date, such invoices, bills of sale, receipts, agreements, canceled checks, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, the payment in full of the purchase price of, and the Original Cost of, such Equipment, each in form and substance reasonably satisfactory to Lender; and, except with the prior written consent of Lender which shall not be unreasonably withheld, all such Equipment shall be Eligible Equipment;

     (b) Lender shall have received duly executed Form UCC-1 Financing Statements, pledge agreements or other documents and Borrower shall have taken such actions, if any, as Lender shall reasonably determine are necessary or desirable to perfect and protect its security interest in the Collateral;

     (c) Borrower shall have provided to Lender such documents, instruments and agreements, including amendments to previously filed financing statements terminating "after acquired property" clauses which encompass the Equipment, as Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Lender pursuant to
     Article V;

     (d) No Event of Default or Default shall have occurred and be continuing;

     (e) Borrower shall have duly executed and delivered to Lender a Loan Terms Schedule prepared by Lender;

     (f) In Lender's reasonable, sole discretion, there shall not have occurred any material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) of the Borrower, or prospects of Borrower;

     (g) The representations and warranties contained in this Agreement and the other Operative Documents to which Borrower is a party, as modified by any Schedule of Exceptions attached to the applicable Loan Terms Schedule as Annex C, shall be true and correct in all material respects as if made on such Funding Date and the items listed on such Schedule of Exceptions shall be reasonably acceptable to Lender;

     (h) Each of the Operative Documents remains in full force and effect;

     (i) Except with the prior consent of Lender which shall not be unreasonably withheld, (i) the amount of the requested Loan shall not be less than the Minimum Funding Amount; (ii) the amount of the requested Loan when aggregated with the amounts of all Loans previously funded shall not exceed the Credit Amount; and (iii) the funding of the requested Loan when aggregated with the number of previous fundings of Loans shall not exceed the Maximum Number of Fundings; and

     (j) The Funding Date of the requested Loan shall not be later than the Commitment Termination Date.

                                   EXHIBIT A

                            SECURED PROMISSORY NOTE


$3,000,000                                             Dated: January 30, 1998

     FOR VALUE RECEIVED, the undersigned, VIROLOGIC, INC. ("Borrower"), a Delaware corporation, HEREBY PROMISES TO PAY to the order of MMC/GATX PARTNERSHIP NO. 1, a California general partnership ("Lender") the principal amount of Three Million Dollars ($3,000,000) or such lesser amount as shall equal the aggregate outstanding principal balance of the Loans made by Lender to Borrower pursuant to the Loan and Security Agreement referred to below (the "Loan Agreement"), and to pay all other amounts due with respect to each Loan and the Final Payment amount applicable to each Loan, on the dates and in the amounts set forth in the Loan Agreement.

     Borrower hereby promises to pay interest to Lender on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, in the manner, on the dates and at such rates as are specified in the Loan Agreement.

     The aggregate amount due on each Loan from time to time under this Note with respect to unpaid principal, accrued interest and the Final Payment is sometimes expressed in the Loan Agreement as the "Loan Value of the Loan Amount".

     Principal, interest and all other amounts due with respect to each Loan, are payable in lawful money of the United States of America to Lender as follows: GATX Capital Corporation, P.O. Box 71316, Chicago, Illinois 60694, or upon written notice by Lender to Borrower, Four Embarcadero Center, Suite 2200, San Francisco, California 94111, in immediately available funds. Each Loan made by Lender to Borrower and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

     This Note is the Note referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of January 30, 1998, between Borrower and Lender. The Loan Agreement, among other things, (a) provides for the making of secured Loans by Lender to Borrower from time to time in an aggregate principal amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of Borrower resulting from each Loan being evidenced by this Note, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments prior to the Maturity Date with respect to each Loan only upon the terms and conditions therein specified.

     This Note and the obligation of Borrower to repay the unpaid principal amount of the Loans, interest on the Loans, the Final Payments on the Loans and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

     Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

     Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

                                             VIROLOGIC, INC.



                                             By: /s/ MARTIN H. GOLDSTEIN
                                                 ----------------------------
                                             Name: Martin H. Goldstein
                                                   --------------------------
                                             Title: President & CFO
                                                    -------------------------

                LOANS, INTEREST RATE AND PAYMENTS OF PRINCIPAL


                   Principal                     Scheduled
            Date    Amount     Interest Rate   Payment Amount   Notation By
            ----   ---------   -------------   --------------   -----------


                                   EXHIBIT B

                         LANDLORD'S WAIVER AND CONSENT

                                 ATTACHMENT 1

                         LEGAL DESCRIPTION OF PREMISES


                          [To Be Provided By Tenant]

                                  ATTACHMENT 1

                         LEGAL DESCRIPTION OF PREMISES


Premises are located in a building which in turn is located, along with other buildings, on the improved real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

Lots 1, 2, 3 and 4, inclusive, as shown on Parcel Map No. 91-284, "Being a resubdivision of the parcels described in the deeds to Metal and Thermit Corporation, recorded in Book 293, at Page 394 of Deeds; in Book 49, at Page 490, Official Records; in Book 77, at Page 415, Official Records; and, except that parcel described in Book 1352, at Page 373, Official Records," filed on February 25, 1992, in Book 65 at pages 52 through 55 inclusive of Parcel Maps, in the Office of the Recorder of the County of San Mateo, California.

                                  ATTACHMENT 1

                         LEGAL DESCRIPTION OF PREMISES


Premises are located in a building which in turn is located, along with other buildings, on the improved real property in the City of South San Francisco, County of San Mateo, State of California, more particularly described as follows:

Lots 1, 2, 3 and 4, inclusive, as shown on Parcel Map No. 91-284, "Being a resubdivision of the parcels described in the deeds to Metal and Thermit Corporation, recorded in Book 293, at Page 394 of Deeds; in Book 49, at Page 490, Official Records; in Book 77, at Page 415, Official Records; and, except that parcel described in Book 1352, at Page 373, Official Records," filed on February 25, 1992, in Book 65 at pages 52 through 55 inclusive of Parcel Maps, in the Office of the Recorder of the County of San Mateo, California.

State of ______________ )
                        )
County of______________ )


     On _____________________, 199__ before me, the undersigned, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



Signature                         (Seal)
          -----------------------



State of ______________ )
                        )
County of______________ )


     On _____________________, 199__ before me, the undersigned, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.



Signature                         (Seal)
          -----------------------

                                   EXHIBIT C

                                    WARRANT

                       FIRST AMENDMENT TO LEASE AGREEMENT

     THIS FIRST AMENDMENT TO LEASE AGREEMENT ("Amendment") is dated as of February __, 2000, between ARE-Technology Center SSF, LLC, a Delaware limited liability company ("Landlord"), and Virologic, Inc., a California corporation ("Tenant").

     A. Trammell Crow Northern California Development, Inc. ("Original Landlord") and Tenant entered into that certain Lease Agreement dated as of November 23, 1999 (the "Lease"), with respect to certain premises to be located at 335 Oyster Point Boulevard, South San Francisco, California (the "Premises"). Unless otherwise defined in this Amendment, initially-capitalized terms used herein shall have the meanings set forth in the Lease.

     B. Original Landlord has contracted to acquire the real property upon which the Premises are to be located (the "Project"), and intends to assign its rights to acquire the Project to Landlord.

     C. In connection with the assignment of its rights to acquire the Project, Original Landlord intends to assign all of its rights and interest under the Lease to Landlord.

     D.   Landlord and Tenant wish to amend the Lease as set forth herein.

     NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree, and amend the Lease, as follows:

     1.   Effective Date.

     Landlord and Tenant agree that this Amendment shall be effective upon the assignment of the Lease to Landlord by Original Landlord, and such assignment shall be a condition precedent to the effectiveness of this Amendment. The date upon which the assignment is made and this Amendment becomes effective shall be called the "Effective Date".

     2.   Transportation Demand Management Program.

     The Lease is hereby amended to include the following provision:

          Landlord and Tenant acknowledge that in connection with the development of the Project, the Peninsula Congestion Relief Alliance, on behalf of the Inter-City and Multi-City TSM Agencies, San Mateo County, will propose a Transportation

          Demand Management ("TDM") program which will focus on reducing traffic congestion in the vicinity of the Project. The parties further acknowledge that implementation of the TDM program is expected to be required by the City of South San Francisco as a condition of approval of the development of the Project. Tenant agrees to cooperate with Landlord in the implementation of the TDM program, to participate in the TDM program, and to pay Tenant's Proportionate Share of the costs related to the TDM program.

     3. Counterparts.

     This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

     4. Reaffirmation of Obligations.

     Tenant hereby acknowledges and reaffirms its obligations under the Lease, as such Lease has been amended by this Amendment, and agrees that any reference made in any other document to the Lease shall mean the Lease as amended pursuant to this Amendment. Except as expressly provided herein, the Lease remains unmodified and in full force and effect. Any breach by Tenant of this Amendment, including any exhibit hereto, shall constitute a breach and default by Tenant under the Lease.

     5. Time of Essence.

     Time is of the essence with respect to each provision of this Agreement.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed and delivered as of the date first above written.

LANDLORD

ARE-Technology Center SSF, LLC,
a Delaware limited liability company

By:   Alexandria Real Estate Equities, L.P.,
      a Delaware limited partnership
      its managing member

      By:   ARE-QRS CORP.,
            a Maryland corporation,
            its general partner

            By:
                ----------------------------
            its:
                ----------------------------



TENANT

VIROLOGIC, INC.,
a California corporation



By: /s/ MARTIN H. GOLDSTEIN
    ----------------------------
Its: President & CFO
     ----------------------------


                                       3